Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-8 Nos. 333-43531 and 333-129898) pertaining to the 1997 Stock Option Plan of Community West Bancshares,

(2)	Registration Statement (Form S-8 No. 333-136099) pertaining to the 2006 Stock Option Plan of Community West Bancshares

(3)	Registration Statement (Form S-8 No. 333-201281) pertaining to the 2014 Stock Option Plan of Community West Bancshares, and

(4)
Registration Statement (From S-3 No. 333-156802) pertaining to the warrant to purchase 521,518 shares of the common stock of Community West Bancshares and the shares of common stock underlying such warrant.

of our report dated March 6, 2015, with respect to the consolidated financial statements of Community West Bancshares included in this Annual Report (Form 10-K) of Community West Bancshares for the year ended December 31, 2014.

/s/ Ernst & Young
Los Angeles, California
March 6, 2015